EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             ECOSCIENCE CORPORATION

                            (A Delaware Corporation)


                                    ARTICLE I

                                     Offices

         Section 1. Offices. The Corporation may have a principal or other office at such place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

                                   ARTICLE II.

                          Meetings of the Stockholders

         Section 1. Place of Meetings. All meetings of stockholders shall be held at such place within the United States as shall be fixed by the Board of Directors in the notice of the meeting. At least ten (10) days' notice shall be given to the stockholders of the place so fixed in the manner set forth in
Section 4 of this Article II.

         Section 2. Annual Meetings. Annual meetings of stockholders shall be held on a regular business day of the month of April or May at the offices of the Corporation or at such other date, time and place which shall be established by the Board of Directors, at which they shall elect directors and transact such other business as may properly be brought before the meeting.

         If the annual meeting shall not be held on the day designated herein, a special meeting of the stockholders in lieu of the annual meeting may be held on such date as shall be designated by the Board in the notice thereof. At such special meeting the stockholders may elect directors and

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transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

         Section 3. Special Meetings. A special meeting of the stockholders (or of any class thereof entitled to vote) for any purpose or purposes may be called at any time by the President or by order of any two (2) members of the Board of Directors and shall be called by the President or the Secretary upon the written request of stockholders holding of record at least forty percent (40%) of the outstanding shares of all classes of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

         Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except as expressly required by law.

         Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open for ten (10) days at the place

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where said election is to be held to the examination of any stockholder during ordinary business hours and shall be produced and kept at the time and place of the election during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

         Section 6. Quorum. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless the proxy provides for a longer period, and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted upon directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by a majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws.

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Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there by such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.


                                   ARTICLE III

                               Board of Directors

         Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 2. Number. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three
(3), unless there shall be less than (3) stockholders, in which case the number of directors shall not be less than the number of stockholders.

         Section 3. Classes of Directors. Effective as of such date, prior to the 1992 Annual Meeting of Stockholders, as shall be fixed by the Board of Directors, the directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1992 Annual Meeting of Stockholders, the initial term of office of the second class of directors to expire at the 1993 Annual Meeting of Stockholders and the initial term of office of the third class of directors to expire at the 1994 Annual Meeting of Stockholders. Commencing with the 1992 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

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         Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.

         Section 5. Place of Meetings, Books and Records. The Board of Directors may hold its meetings and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.

         Section 6. Annual Meeting. As promptly as practicable after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

         Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

         Section 8. Special Meetings and Notice Thereof. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the

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director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section
8. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

         Section 9. Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         Section 10. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so appointed shall hold office until the next election of the class for which such director has been chosen and until his successor is elected and qualified.

         Section 11. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         Section 12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but the Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as a director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board or committee meeting, or of both, and all directors shall be reimbursed for

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expenses of attendance at any such meeting; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefor.

         Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board may be resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom as the Board of Directors shall approve.

         Section 14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

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                                   ARTICLE IV

                                    Officers

         Section 1. Number. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board or such other officers as may be appointed in accordance with the provision of these Bylaws. One person may hold the offices and perform the duties of any two or more of said offices, except the offices and duties of President and Secretary.

         Section 2. Election or Appointment and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistance Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

         Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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         Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

         Section 7. Chairman of the Board. If the Corporation has a Chairman of the Board, he shall preside at all meetings of the Board of Directors and of stockholders and he shall perform such other appropriate duties as from time to time may be assigned to him by the Board of Directors.

         Section 8. President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall be ex officio a member of all standing committees. In the absence of the Chairman of the Board the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and discretion of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. In general, he shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 9. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

         Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give recept

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for, moneys due and payable to the Corporation from any source whatsoever; and
in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

         Section 11. Secretary. The Secretary, if present, shall act as Secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.


                                    ARTICLE V

                            Shares and Their Transfer

         Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him.

         Section 2. Stock Certificates. Any stock certificate which certifies the number of shares owned by any holder of stock of the Corporation shall be numbered in the order in which it shall be issued and shall be signed by the President or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall have the seal of the Corporation affixed thereto; provided, however, that, where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or
(2) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such President, Vice President, Treasurer , Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimiles thereof. In case any

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officer or officers of the Corporation who shall have signed, or whose facsimile signature of signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

         Section 3. Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date thereof, and in case of cancellation, the date of cancellation.

         Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 7 of this Article V.

         Section 5. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and no absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

         Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the

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Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

         Section 7. Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such forma s it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.

         Section 8. Record Date. The Board may fix a date in advance of any meeting of stockholders not exceeding sixty (60) days nor less than ten (10) days before the date of such meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                                   ARTICLE VI

                            Miscellaneous Provisions

         Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1988. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

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         Section 2. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

         Section 3. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

         Section 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the Corporation.

                                   ARTICLE VII

                                   Amendments

         The Bylaws of the Corporation may be altered, amended or repealed either by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board of Directors at any regular or special meeting of the Board of Directors, except that the vote of not less than eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of director, voting together as a single class, shall be required to alter, amend or repeal Section 3, 10, or 11 of
Article III hereof or this Article VII. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VII above provided.

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